Exhibit 10.2

December 12, 2021

Softbank Investment Advisors

Legal

One Circle Star Way

San Carlos, CA 94070

Re:	Equityholders Support Agreement

Ladies and Gentlemen:

This letter (this “Equityholders Support Agreement”) is being delivered to you in accordance with that Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among SVF Investment Corp. 3, a Cayman Islands exempted company incorporated with limited liability (which shall transfer by way of continuation from the Cayman Islands to Delaware on the Closing Date and prior to the Effective Time) (“Acquiror”), Warehouse Technologies LLC, a New Hampshire limited liability company (the “Company”), Symbotic Holdings LLC, a Delaware limited liability company (“Symbotic”), and Saturn Acquisition (DE) Corp., a Delaware corporation and a Wholly Owned Subsidiary of SVF (“Merger Sub”) and the transactions contemplated thereby (the “Business Combination”), from the undersigned individuals (each, an “Insider” and collectively, the “Insiders”). Certain capitalized terms used herein are defined in paragraph 4 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

The Insiders are currently, and as of the Closing will be, the record owners of outstanding Company Common Units, with the Insiders’ ownership as of the date hereof detailed on Schedule A hereto.

In order to induce the Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Insider hereby agrees, at all times prior to any valid termination of the Merger Agreement pursuant to its terms, with the Acquiror as follows:

1)	Each Insider irrevocably agrees that it, he or she or they shall:

a)

as promptly as reasonably practicable (and in any event, within 48 hours) after the Registration Statement becomes effective under the Securities Act, validly execute and deliver to the Company in respect of all Company Common Units owned by it, him or her or them (collectively, all such shares, the “Covered Shares”), the Company Written Consent pursuant to Sections 304-C:60 and 304-C:156 of the NHLLCA, adopting and approving the Company Merger Agreement, the Merger Agreement and the transactions contemplated thereby, including the Company Reorganization and the Business Combination;

b)

if a meeting of the Company’s unitholders is held with respect to the Business Combination (a “Unitholders Meeting”), appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

c)

vote (or execute and return an action by written consent), or cause to be voted at any Unitholders Meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Covered Shares against any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination or merger, other than with Acquiror, its shareholders and/or their respective Affiliates and Representatives, and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Business Combination or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or Symbotic, as applicable, contained in the Merger Agreement or this Equityholders Support Agreement or result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled; and

d)

each Insider agrees not to, directly or indirectly, Transfer any of such Insider’s Covered Shares, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of any of such Insider’s Covered Shares, provided that, notwithstanding the foregoing, any Insider may Transfer such Insider’s Covered Shares (i) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such person or to a charitable organization, or by virtue of laws of descent and distribution upon death of the individual, or pursuant to a qualified domestic relations order and (ii) in the case of an entity, to an Affiliate thereof (each of clause (i) or (ii), a “Permitted Transferee”), in each case, so long as such Permitted Transferee agrees in writing, at or prior to the time of such Transfer, to be bound by this Equityholders Support Agreement. Until the valid termination of this Equityholders Support Agreement in accordance with paragraph 13, each Insider shall not enter into any voting agreement, voting trust or similar arrangement or understanding with respect to any of such Insider’s Covered Shares, grant any proxy, consent or power of attorney with respect to any of such Insider’s Covered Shares or take any action that would make the representations and warranties of such Insider contained in this Equityholders Support Agreement untrue or incorrect, violate or conflict with such Insider’s covenants and obligations under this Equityholders Support Agreement or otherwise have the effect of restricting, preventing or disabling such Insider from performing any of its obligations under this Agreement.

Prior to the valid termination of the Merger Agreement pursuant to its terms, each Insider shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws and advisable to consummate the Business Combination on the terms and subject to the conditions set forth in the Merger Agreement.

The obligations of the Insiders specified in this paragraph 1 shall apply whether or not the Business Combination or any action described above is recommended by the board of managers of the Company.

2)

Each Insider hereby agrees and acknowledges that: (i) prior to any valid termination of the Merger Agreement pursuant to its terms, Acquiror would be irreparably injured in the event of a breach by any Insider of its, his or her or their obligations under paragraph 1 of this Equityholders Support Agreement; (ii) monetary damages would not be an adequate remedy for such breach; and (iii) Acquiror shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach. Notwithstanding the foregoing, or anything herein to the contrary, under no circumstances shall any party to this Equityholders Support Agreement be liable for any special, incidental, consequential, exemplary or punitive damages to any other party in respect of this Equityholders Support Agreement, including any breach hereof, except to the extent such damages result from such party’s fraud or such party’s Willful Breach of this Equityholders Support Agreement.

3)

Each Insider hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any dissenters’ rights (including under Sections 304-C:160 through 304-C:172 of the NHLLCA, a copy of which is attached hereto as Schedule B) with respect to the Company Reorganization and the Business Combination.

4)

As used herein, (i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act; (ii) “Company Common Units” shall mean the outstanding Class A Units, Class B Preferred Units, Class B-1 Preferred Units, Class B-2 Preferred Units, Class C Units and Class C-1 Units, and any securities into which such shares are converted, including, for the avoidance of doubt, any conversion from Class C-1 Units to Class C Units prior to the Company Reorganization and the Business Combination; and (iii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

5)

Notwithstanding anything in this Equityholders Support Agreement to the contrary, nothing in this Equityholders Support Agreement shall limit any rights any Insider has in his, her or their capacity as manager of the Company. Each Insider is executing this Equityholders Support Agreement solely in his, her, their or its capacity as a record or beneficial owner of Company Common Units, and Acquiror specifically acknowledges and agrees that each and every agreement herein by each Insider is made only in such capacity and subject to the limitations set forth in the immediately preceding sentence.

6)

This Equityholders Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to each Insider. This Equityholders Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by Acquiror.

7)

No Insider may, except as set forth herein or in connection with any Transfer of Covered Shares to a Permitted Transferee, assign this Equityholders Support Agreement or assign or delegate, as applicable, any of its rights, interests, or obligations hereunder, without the prior written consent of Acquiror (except that, following any valid termination of the Merger Agreement, no consent from Acquiror shall be required). Acquiror may not, except as set forth herein, assign this Equityholders Support Agreement or assign or delegate, as applicable, any of its rights, interests, or obligations hereunder, without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this paragraph 7 shall be void and ineffectual and shall not operate to transfer, assign or delegate any interest or title to the purported assignee. This Equityholders Support Agreement shall be binding on each Insider and Acquiror and their respective successors, heirs, personal representatives and assigns and permitted transferees.

8)

Nothing in this Equityholders Support Agreement shall be construed to confer upon, or give to, any Person other than the parties hereto any right, remedy or claim under or by reason of this Equityholders Support Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Equityholders Support Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

9)

This Equityholders Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10)

This Equityholders Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Equityholders Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Equityholders Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

11)

This Equityholders Support Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Equityholders Support Agreement, or any instrument or other document delivered pursuant to this Equityholders Support Agreement exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the Proceeding is vested exclusively in the United States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.6 of the Merger Agreement or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this paragraph 11 or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS EQUITYHOLDERS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12)

All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more parties to one or more of the other parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email; provided that the email transmission is promptly confirmed by telephone or otherwise. Such communications shall be sent to the respective parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this paragraph 12:

If to the Company or an Insider:

c/o Symbotic
200 Research Drive
Wilmington, MA 01887
Attention:	Corey Dufresne
Email:	cdufresne@symbotic.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004 and 1870 Embarcadero Road Palo Alto, CA 94303
Attention:	Robert W. Downes George Sampas Matthew B. Goodman
Email:	downesr@sullcrom.com sampasg@sullcrom.com goodmanm@sullcrom.com

If to Acquiror:

Softbank Investment Advisors Legal
One Circle Star Way
San Carlos, CA 94070
Attention:	General Counsel
Email:	legal@softbank.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas New York, NY 10019
Attention:	Jeffrey D. Marell Austin Pollet
Email:	jmarell@paulweiss.com apollet@paulweiss.com

13)

Upon the valid termination of the Merger Agreement pursuant to its terms, this Equityholders Support Agreement shall automatically terminate and be of no force and effect; provided, however, no such termination shall relieve each Insider or Acquiror from any liability resulting from a breach of this Equityholders Support Agreement occurring prior to such termination.

14)

Each Insider hereby represents and warrants (severally and not jointly as to itself, himself or herself or themselves only) to Acquiror as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Equityholders Support Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate or company powers and have been duly authorized by all necessary corporate or company actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Equityholders Support Agreement and to perform his or her or their obligations hereunder; (iii) this Equityholders Support Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Equityholders Support Agreement, this Equityholders Support Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Equityholders Support Agreement by such Person does not, and the performance by such Person of his, her, their or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Company Common Units), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of his, her, their or its obligations under this Equityholders Support Agreement or (C) otherwise violate any Contract to which such Person is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer); (v) there are no Proceedings pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her or their obligations under this Equityholders Support Agreement; (vi) except for fees described in Sections 3.18 and 4.16 of the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Person or any of their respective Affiliates in connection with the Merger

Agreement or this Equityholders Support Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Acquiror, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Merger Agreement and this Equityholders Support Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) such Person has good title to all such Company Common Units, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Company Common Units (other than transfer restrictions under the Securities Act)) affecting any such Company Common Units, other than pursuant to (A) this Equityholders Support Agreement, (B) the Company LLC Agreement, (C) the Company Merger Agreement and the Merger Agreement or (D) any applicable securities laws; and (x) the Company Common Units identified on Schedule A are the Company Common Units owned of record or Beneficially Owned by the Insiders as of the date hereof, and none of such Company Common Units is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Company Common Units, except as provided in this Equityholders Support Agreement.

15)

If, and as often as, there are any changes in the Company or the Company Common Units by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Equityholders Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company, the Company’s successor or the surviving entity of such transaction and the Company Common Units, each as so changed.

16)

Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[signature pages follow]

Sincerely,

The RBC 2021 4 Year GRAT

By:	/s/ Richard B. Cohen
Name: Richard B. Cohen
Title: As Trustee (and not individually)

[Signature Page to Equityholders Support Agreement]

The RBC Millennium Trust

By:	/s/ Janet L. Cohen
Name: Janet L. Cohen
Title: As Trustee (and not individually)

By:	/s/ David A. Ladensohn
Name: David A. Ladensohn
Title: As Trustee (and not individually)

[Signature Page to Equityholders Support Agreement]

RJJRP Holdings, Inc.

By:	/s/ Richard B. Cohen
Name: Richard B. Cohen
Title: President and Chief Executive Officer

[Signature Page to Equityholders Support Agreement]

/s/ Perry Cohen
Perry Cohen

[Signature Page to Equityholders Support Agreement]

The Jill Cohen Mill Trust

By:	/s/ David A. Ladensohn
Name:	David A. Ladensohn
Title:	As Trustee (and not individually)

[Signature Page to Equityholders Support Agreement]

The Kanter Family Trust

By:	/s/ Joseph P. Toce, Jr.
Name:	Joseph P. Toce, Jr.
Title:	As Trustee (and not individually)

By:	/s/ Daniel Kanter
Name:	Daniel Kanter
Title:	As Trustee (and not individually)

[Signature Page to Equityholders Support Agreement]

The PLC Family Trust

By:	/s/ Joseph P. Toce, Jr.
Name:	Joseph P. Toce, Jr.
Title:	As Trustee (and not individually)

By:	/s/ Adam S. Levy
Name:	Adam S. Levy
Title:	As Trustee (and not individually)

[Signature Page to Equityholders Support Agreement]

The 2014 QSST F/B/O Perry Cohen

By:	/s/ David A. Ladensohn
Name:	David A. Ladensohn
Title:	As Trustee (and not individually)

[Signature Page to Equityholders Support Agreement]

The 2014 QSST F/B/O Rachel Cohen Kanter

By:	/s/ David A. Ladensohn
Name:	David A. Ladensohn
Title:	As Trustee (and not individually)

[Signature Page to Equityholders Support Agreement]

/s/ Iman Abbasi
Iman Abbasi

[Signature Page to Equityholders Support Agreement]

/s/ William M. Boyd III
William M. Boyd III

[Signature Page to Equityholders Support Agreement]

/s/ George Dramalis
George Dramalis

[Signature Page to Equityholders Support Agreement]

/s/ Robert Doucette
Robert Doucette

[Signature Page to Equityholders Support Agreement]

/s/ Corey C. Dufresne
Corey C. Dufresne

[Signature Page to Equityholders Support Agreement]

/s/ Thomas Ernst
Thomas Ernst

[Signature Page to Equityholders Support Agreement]

Acknowledged and Agreed:

WAREHOUSE TECHNOLOGIES LLC

By:	/s/ Richard B. Cohen
Name: Richard B. Cohen
Title: President

Acknowledged and Agreed:

SVF INVESTMENT CORP. 3

By:	/s/ Ioannis Pipilis
Name: Ioannis Pipilis
Title: Chairman and Chief Executive Officer

[Signature Page to Equityholders Support Agreement]